Exhibit 99.5

AMENDMENT NO. 1 AND ADDENDUM TO CREDIT AGREEMENT

AMENDMENT NO. 1 AND ADDENDUM TO CREDIT AGREEMENT (this “Amendment”) dated September 26, 2005 and effective as of the Amendment No. 1 Effective Date (as defined below), to the Credit Agreement dated as of March 9, 2005 (as in effect immediately prior to the effectiveness hereof, the “Credit Agreement”) among Fidelity National Information Solutions, Inc. (“Solutions”), Fidelity National Tax Service, Inc. (“Tax”), Fidelity National Information Services, Inc. (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and Bank of America, N.A. (“Bank of America”), as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer (in such capacity, the “Administrative Agent”).

RECITALS:

1.   Holdings, Solutions and Tax have advised the Lenders that Holdings wishes to undertake the Certegy Merger (as defined below) and that in connection with the Certegy Merger, Holdings and the Borrowers will become wholly-owned Subsidiaries of the Company (as defined below).

2.   In order to consummate the Certegy Merger and maintain the Credit Agreement in the manner desired by Holdings, the Borrowers and the Company, the parties hereto wish to (a) amend the Credit Agreement in the manner described herein, including by (i) adding the Company as a “Borrower” and a “Guarantor Party”, and otherwise making the Company a party to the Credit Agreement and (ii) replacing Holdings with the Company as the parent of the consolidated group of obligors under the Loan Documents and (iii) adding certain of the Certegy Restricted Companies as “Guarantors” under the Credit Agreement and (b) amending the Security Agreement to comply with the indenture governing the Certegy Notes (as defined below).  The Lenders party hereto and the Administrative Agent are willing to agree to such amendments on and subject to the terms and conditions set forth herein.

3.   The parties hereto therefore agree as follows:

SECTION 1.  Certain Definitions.  Each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, on and after the Amendment No. 1 Effective Date, refer to the Credit Agreement as amended hereby.

SECTION 2.  Defined Terms.

(a)           Section 1.01 of the Credit Agreement is hereby amended by adding, in appropriate alphabetical order, the following defined terms:

“Amendment No. 1” means Amendment No. 1 and Addendum to Credit Agreement dated September 26, 2005 and effective as of the Amendment No. 1 Effective Date.

“Amendment No. 1 Effective Date” has the meaning set forth in Section 7 of Amendment No. 1.

“Brazilian Joint Venture” means that joint venture among Certegy LTDA, Banco Bradesco S.A., and Banco ABN AMRO Real S.A. and any future members.

“Certegy” means Certegy Inc., a Georgia corporation.

“Certegy Merger” means the merger between Merger Sub and FNIS, with Merger Sub as the surviving entity, all pursuant to the Certegy Merger Agreement.

“Certegy Merger Agreement” means the Agreement and Plan of Merger among Certegy, Merger Sub and FNIS dated as of September 14, 2005.

“Certegy Merger Dividend’ means the one-time special cash dividend in an amount not to exceed $3.75 per share of Certegy’s common stock payable to record holders of Certegy’s common stock immediately prior to the Certegy Merger pursuant to the Certegy Merger Agreement.

“Certegy Notes” means the Company’s 4.75% Notes due 2008 issued pursuant to the Indenture dated September 10, 2003 between the Company and SunTrust Bank.

“Certegy Restricted Companies” means the Company and its Restricted Subsidiaries other than the Solutions Restricted Companies and the Tax Restricted Companies.

“Company” means Certegy Inc., a Georgia corporation, which shall be renamed “Fidelity National Information Services, Inc.”, a Georgia corporation, contemporaneously with the Certegy Merger.

“Company Joinder Agreement” means the Joinder Agreement dated as of the Amendment No. 1 Effective Date between the Company and the Administrative Agent, substantially in the form of Annex I.

“FNIS” means Fidelity National Information Services, Inc., a

Delaware corporation.

“Merger Sub” means C Co Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company.

(b)           The definitions of the following terms set forth in Section 1.01 of the Credit Agreement are hereby amended to read in full as follows:

“Borrower” means each of Solutions, Tax and the Company; and “Borrowers” means all of Solutions, Tax and the Company.

“Change of Control” means the earliest to occur of (a) (i) a “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the 1934 Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the 1934 Act), directly or indirectly, of more than the greater of (A) 35% of the then outstanding voting stock of the Company and (B) the percentage of the then outstanding voting stock of the Company owned, directly or indirectly, beneficially by the Permitted Holders, and (ii) during any period of twelve consecutive months, the board of directors of the Company shall cease to consist of a majority of the Continuing Directors;

(b)           any “Change of Control” (or any comparable term) in any document pertaining to any Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount; and

(c)           either Solutions or Tax ceasing to be a directly or indirectly wholly owned Subsidiary of the Company.

“Continuing Directors” shall mean the directors of the Company on the Amendment No. 1 Effective Date, after giving effect to the Certegy Merger and the other transactions contemplated by Amendment No. 1, and each other director, if, in each case, such other directors’ nomination for election to the board of directors of the Company is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of the Company.

“Fidelity Companies” means the Company and its Subsidiaries.

“Guarantors” means, collectively, (i) each Guarantor Party, (ii) each Restricted Subsidiary of any Borrower that is a Domestic Subsidiary on the Amendment No. 1 Effective Date (other than a Regulated

Subsidiary) and listed on Schedule 1.01B and (iii) each Additional Guarantor.

“Holdings” means FNIS and, after giving effect to the Certegy Merger, Merger Sub as survivor of the Certegy Merger and the successor by such merger to FNIS.

“Interest Coverage Ratio” means, as of the end of any fiscal quarter of the Company for the four fiscal quarter period ending on such date, the ratio of (a) Consolidated EBITDA of the Company and its Consolidated Subsidiaries for such period to (b) Consolidated Interest Charges of the Company and its Consolidated Subsidiaries for such period; provided that for the purpose of calculating the Interest Coverage Ratio on any day prior to the expiration of four full fiscal quarters since the Closing Date, Consolidated Interest Charges shall be determined for the period commencing on the Closing Date and ending on the last day of the most recently ended fiscal quarter, annualized on a simple arithmetic basis.

“Junior Financing” means any Permitted Subordinated Indebtedness.

“Permitted Acquisition Debt” means any Permitted Subordinated Indebtedness or any Permitted Senior Indebtedness permitted to be incurred pursuant to Section 7.03(a), in each case incurred in connection with a Permitted Acquisition.

“Unrestricted Subsidiary” means (a) each Subsidiary of the Company listed on Schedule 1.01E and (b) any Subsidiary of the Company designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the Amendment No. 1 Effective Date.

(c)           Definition of “Cash Equivalents”.  Section 1.01 of the Credit Agreement is further amended by adding the following proviso at the end of clause (j) of the definition of “Cash Equivalents”: “provided that up to $50,000,000 in the aggregate for all Foreign Subsidiaries of non-Dollar denominated Investments maturing within 12 months of the acquisition thereof may be made with any commercial bank organized under the laws of any foreign country recognized by the United States of America that does not meet the ratings requirement of an Approved Foreign Bank.”

(d)           Replacement of References to “Holdings”.  Except as expressly set forth in this Amendment (including in any defined term amended hereby), each reference in the Credit Agreement to “Holdings” is hereby amended to refer to “the Company”.

(e)           Certain Conforming Changes.  Set forth on Annex A to this Amendment are certain changes to the Credit Agreement to conform references therein to the parties or their Subsidiaries to reflect the foregoing provisions of this Section 2.

(f)            Deleted Definitions.  Section 1.01 of the Credit Agreement is further amended by deleting the definitions of (i) “Contributed Holdco Debt”, (ii) “Permitted Holdco Debt”, (iii) “Qualifying IPO” and (iv) “Qualifying IPO Issuer”.

(g)           Accounting Terms.  Section 1.03(c) of the Credit Agreement is hereby amended by adding the following phrase immediately after the term “Specified Transactions” in both places therein: “or the Certegy Merger”.

SECTION 3.  Schedules and Annexes.

(a)           Schedule 1.01B.  Schedule 1.01B to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.01B attached to the Company Joinder Agreement.

(b)           Schedule 1.01E.  Schedule 1.01E to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.01E attached to the Company Joinder Agreement.

(c)           Schedule 7.01.  Schedule 7.01 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 7.01 attached to the Company Joinder Agreement.

(d)           Schedule 7.02.  Schedule 7.02 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 7.02 attached to the Company Joinder Agreement.

(e)           Schedule 7.03.  Schedule 7.03 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 7.03 attached to the Company Joinder Agreement.

(f)            The annex that is attached hereto as Annex I is hereby added as Annex I to the Credit Agreement.

SECTION 4.  Amendments to Covenants.

(a)           Use of Proceeds.  Section 6.11 of the Credit Agreement is hereby amended to read in full as follows:

Section 6.11.  Use of Proceeds.  Use the proceeds of the Credit Extensions (i) to repay the FNF Note evidencing the Closing Date Dividend, (ii) to repay existing Indebtedness of Holdings, (iii) to pay fees and expenses incurred in connection with the Transaction or the Certegy Merger, (iv) to repay existing Indebtedness of Certegy in connection with the Certegy Merger, (v) to finance the Certegy Merger Dividend and (vi) to provide ongoing working capital and for other general corporate purposes of the Restricted Companies and their Subsidiaries (including Permitted Acquisitions).

(b)           Further Assurances.

(i)             Section 6.12(c) of the Credit Agreement is hereby amended to read in full as follows:

(c)          (i) None of the assets of any Tax Restricted Company or any Certegy Restricted Company shall be required to be pledged to support the Obligations so long as the FNF 2011 Notes, the FNF 2013 Notes or the Certegy Notes, or any instrument (other than any instrument entered into between FNF and any of its Affiliates) that contains a similar negative pledge or requirement for the grant of pari passu liens, remain outstanding and such Persons are “Restricted Subsidiaries” (or comparably classified and restricted) thereunder and (ii) no “Principal Facility”, or any interest therein, the Equity Interests of any “Subsidiary”, or any “Indebtedness” of any “Subsidiary” to the “Company” or any other “Subsidiary”  (in each case as such terms are defined in the indenture governing the Certegy Notes) acquired after the Certegy Merger, shall be pledged to support the Obligations so long as the Certegy Notes, or any instrument (other than an instrument entered into between FNF and any of its Affiliates) that contains a similar negative pledge or requirement for the grant of pari passu liens, remain outstanding and such Persons are “Subsidiaries” (or comparably classified and restricted) thereunder,  to the extent that grant of a Lien on the same would result in an obligation to grant a Lien to secure the Certegy Notes (as contemplated by Section 4.04 of the indenture governing the Certegy Notes, as in effect on the Amendment No. 1 Effective Date); provided that, within 30 days, or such longer period as the Administrative Agent may agree in its reasonable discretion, after all such notes and instruments cease to be outstanding or any such Person ceases to be so classified and restricted, the Borrowers shall cause each such Person that is a Guarantor to comply with Sections 6.12(b)(iii), (b)(iv) and (b)(v).

(ii)            Section 6.12(g) is hereby amended by (A) deleting the word “and” appearing at the end of clause (i) thereto and inserting a “,”, (B) adding at the end of clause (ii) thereto the words “; and” and (C) inserting a new clause (iii) thereto that reads in full as follows:

(iii)  the Administrative Agent shall not take a Lien on any “Principal Facility”, or any interest therein, the Equity Interests of any “Subsidiary”, or any “Indebtedness” of any “Subsidiary” to the “Company” or any other “Subsidiary” (in each case as such terms are defined in the indenture governing the Certegy Notes) acquired after the Certegy Merger, to the extent that the grant of a Lien on the same would result in an obligation to grant a Lien to secure the Certegy Notes (as contemplated by Section 4.04 of the indenture governing the Certegy Notes, as in effect on the Amendment No. 1 Effective Date).

(c)           Liens.

(i)           Section 7.01(b) of the Credit Agreement is hereby amended to replace the words “on the date hereof” contained in the first line thereof with the words “on the Amendment No. 1 Effective Date”.

(ii)          The final sentence of Section 7.01 of the Credit Agreement is hereby amended to read in full as follows:

Without limitation of the foregoing, in no event shall (A) any Certegy Restricted Company or any Tax Restricted Company create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired (other than Liens, if any, that may be provided in the future under the Loan Documents), if the effect thereof is to require an additional Lien (including on an equal and ratable basis) for the benefit of the holders of the FNF 2011 Notes, the FNF 2013 Notes or the Certegy Notes or (B) any Restricted Company create, incur, assume or suffer to exist any Lien upon the real property located at 601 Riverside Avenue, Jacksonville, Florida, securing Indebtedness for borrowed money (other than Liens, if any, that may be provided in the future under the Loan Documents).

(d)           Investments.

(i)              Section 7.02(f) of the Credit Agreement is hereby amended to replace the words “on the date hereof” contained in the first line thereof with the words “on the Amendment No. 1 Effective Date.”

(ii)           Section 7.02(h)(ii) of the Credit Agreement is hereby amended by deleting the words “or Permitted Holdco Debt” at the end of such Section.

(iii)          Section 7.02(j) of the Credit Agreement is hereby amended to read in full as follows:

(j)            Investments (i) in the Brazilian Joint Venture not to exceed $150,000,000 and (ii) Investments made by the Brazilian Joint Venture.

(v)           Section 7.02(q) of the Credit Agreement is hereby amended to read in full as follows:

(q)           Investments in connection with the Closing Date Dividend, the repayment of the FNF Note, the repayment of any Indebtedness of the Company in connection with the Certegy Merger and the Certegy Merger Dividend.

(e)           Indebtedness.

(i)           Section 7.03(c) of the Credit Agreement is hereby amended by replacing the words “on the date hereof” contained therein with the phrase “on the Amendment No. 1 Effective Date”.

(ii)            Section 7.03(s) of the Credit Agreement is hereby amended to read in full as follows:

(s)          Indebtedness pursuant to the Credit Agreement dated as of June 29, 2001 between the Company and First Union National Bank, and any modification, refinancing or extension thereof that does not increase the aggregate commitment of the lenders thereunder; provided that the proceeds of any borrowings made thereunder after the Amendment No. 1 Effective Date shall be used solely in connection with the card settlement operations of the Company and its Subsidiaries.

(f)            Fundamental Changes.  Section 7.04 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (c) thereto, (ii) adding at the end of clause (d) thereto, the words “; and” and (iii) adding a new clause (e) thereto that reads in full as follows:  “(e) the Certegy Merger may be consummated.”

(g)           Dispositions.  Clause (d) of Section 7.05 of the Credit Agreement is hereby amended to read in full as follows:

(d)    Dispositions of property by (i) a Solutions Restricted Company to another Solutions Restricted Company, (ii) a Tax Restricted Company or a Certegy Restricted Company to a Restricted Company or (iii) a Solutions Restricted Company to a Tax Restricted Company or a Certegy Restricted Company (A) in the ordinary course of business or (B) with a fair market value for all such Dispositions pursuant to this clause (B) after the Closing Date not exceeding $100,000,000, in each case including any such Dispositions effected pursuant to a merger, liquidation or dissolution; provided that if the transferor of such property is a Guarantor or a Borrower (x) the transferee thereof must either be a Borrower or a Guarantor or (y) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(h)           Restricted Payments.  Section 7.06 of the Credit Agreement is hereby amended to read in full as follows:

Section 7.06.  Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except:

(a)    each Restricted Subsidiary may make Restricted Payments to the Borrower that is its parent and to any other Restricted Company (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to (i) a Borrower or another Restricted Subsidiary and (ii) each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

(b)    any Restricted Company may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c)    so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Company may make Restricted Payments with the proceeds received from any Permitted Equity Issuance to the extent not required to prepay the Term Loans pursuant to Section 2.05(b);

(d)    (i) on the Closing Date, Solutions and Tax may pay the Closing Date Dividend to Holdings, and Holdings may make the other Restricted Payments contemplated by this Agreement to consummate the Transaction and (ii) on the Amendment No. 1 Effective Date, the Company may pay the Certegy Merger Dividend to its shareholders, determined before giving effect to the Certegy Merger (and FNIS and its Subsidiaries may make a payment to the Company to enable it to make such payment);

(e)    to the extent constituting Restricted Payments, the Company and its Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.04, 7.05(e), 7.05(n) or 7.08;

(f)    repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g)    the Company may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company held by any future, present or former director, officer, member of management, employee or consultant of the Company or any of its Subsidiaries (or the estate, heirs, family members, spouse or former spouse of any of the foregoing); provided that the aggregate amount of Restricted Payments made under this clause (g) does not exceed in any calendar year $15,000,000 (with unused amounts in any calendar year being carried over to the two succeeding calendar years); and provided further that such amount in any calendar year may be increased by an amount not to exceed (i) the cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) to directors, officers, members of management, employees or consultants of the Company or of its Subsidiaries (or the estate, heirs, family members, spouse or former spouse of any of the foregoing) that occurs after the Closing Date plus (ii) the amount of any cash bonuses or change of control payments otherwise payable to directors, officers, members of management, employees or consultants of the Company or any of its Subsidiaries in connection with the Transaction or the Certegy Merger that are foregone in return for the receipt of Equity Interests of the Company pursuant to a deferred compensation plan of such Person plus (iii) the cash proceeds of key man life insurance policies received by the Company or its Subsidiaries after the Closing Date (provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (i), (ii) and (iii) above in any calendar year) less (iv) the amount of any Restricted Payments previously made pursuant to clauses (i), (ii) and (iii) of this clause (g);

(h)    the Company may make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company and its Restricted Companies;

(i)    so long as (x) no Event of Default shall have occurred or be continuing or would result therefrom and (y) its common stock is publicly traded, the Company may pay dividends on its common stock in an amount not to exceed $60,000,000 in the aggregate for any fiscal year; and

(j)    so long as no Event of Default shall have occurred or be continuing or would result therefrom, in addition to the foregoing Restricted Payments, the Company may make additional Restricted Payments, in an aggregate amount not to exceed $50,000,000 (such amount to be increased to (i) $75,000,000 if the Senior Secured Leverage Ratio as of the last day of the immediately preceding four fiscal quarters was less than 3.75:1 and (ii) $100,000,000 if the Senior Secured Leverage Ratio as of the last day of the immediately preceding four fiscal quarters was less than 3.25:1); provided that such amounts may be increased by an amount equal to 50% of Cumulative Excess Cash Flow that is Not Otherwise Applied.

(i)            Change in Nature of Business.  Section 7.07 of the Credit Agreement is hereby amended by replacing the words “on the date hereof” contained therein with the words “on the Amendment No. 1 Effective Date”.

(j)            Transactions with Affiliates.  Section 7.08(g) of the Credit Agreement is hereby amended by deleting the parenthetical clause “(or after a Qualifying IPO, the Qualifying IPO Issuer)” contained therein.

(k)           Burdensome Agreements.  Section 7.09 of the Credit Agreement is hereby amended by adding, at the end of clause (ii) thereto, the following words: “or are binding on the Certegy Restricted Companies on the date of the Certegy Merger, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary”.

(l)            Prepayments, Etc. of Indebtedness.  Section 7.14(a)(i) of the Credit Agreement is hereby amended by deleting both references to “, Permitted Holdco Debt” contained therein.

(m)          Limitation on Holdings’ Activities.  Section 7.15 of the Credit Agreement is hereby amended to read in full as follows:

Section 7.15  [Intentionally Left Blank].

(n)           Capital Expenditures.

(i)            The table set forth in Section 7.17(a) of the Credit Agreement is hereby amended to read in full as follows:

Year	Amount
2006	$260,000,000
2007	$275,000,000
2008	$290,000,000
2009	$305,000,000
2010	$320,000,000
2011	$335,000,000
2012	$350,000,000

(ii)           Section 7.17(b) of the Credit Agreement is hereby amended by (A) deleting the word “and” at the end of clause (ii) thereto, (B) adding at the end of clause (iii) thereto, the word “and” and (C) adding a new clause (iv) thereto that reads in full as follows:  “(iv) the Investments in the Brazilian Joint Venture shall not be included in the calculation of Capital Expenditures for purposes of this Section 7.17.”

SECTION 5.  Amendment of Guaranty.  Section 10.01 of the Credit Agreement is hereby amended to read in full as follows:

Section 10.01.  Guaranty.  Each Borrower hereby guarantees the punctual payment when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all Obligations of each other Borrower, in each case now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, fees, indemnities, contract causes of action, costs, expenses or otherwise (each Borrower in its capacity as guarantor under this Article 10, a “Guarantor Party”, and such Obligations, for any Guarantor Party, its “Guaranteed Obligations”).  Without limiting the generality of the foregoing, the liability of each Guarantor Party shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

SECTION 6.  Amendment of the Security Agreement.  The proviso to Section 1 of the Security Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (F) thereto and inserting a “,”, (ii) adding at the end of clause (G) thereto the words “; and” and (iii) inserting a new clause (H) thereto that reads in full as follows:

(H) any “Principal Facility”, or any interest therein, the Equity Interests of any “Subsidiary”, or any “Indebtedness” of any “Subsidiary” to the “Company” or any other “Subsidiary” (in each case as such terms are defined in the indenture governing the Certegy Notes) acquired after the Certegy Merger and solely to the extent that grant of a Lien on the same would result in an obligation to grant a Lien to secure the Certegy Notes (as contemplated by Section 4.04 of the indenture governing the Certegy Notes, as in effect on the Amendment No. 1 Effective Date).

SECTION 7.  Representations and Warranties.  Each of Solutions and Tax, each as a Borrower under the Credit Agreement, hereby represents and warrants to the Agents and the Lenders as follows:

(a)           Authorization; No Contravention.  The execution, delivery and performance by such Person of this Amendment are (a) within such Person’s corporate or other powers, (b) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (c) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under, (A) any Junior Financing Documentation, (B) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (C) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(b)           Binding Effect.  This Amendment has been duly executed and delivered by each Loan Party that is party hereto.  This Amendment constitutes a legal, valid and binding obligation of each Loan Party that is a party hereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

SECTION 8.  Conditions To Effectiveness of Amendment.  This Amendment shall become effective upon the satisfaction of the following conditions (the “Amendment No. 1 Effective Date”):

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals, or electronic copies or facsimiles followed promptly by originals (unless otherwise specified), each properly executed by a Responsible Officer of the signing Loan Party (as applicable), each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)    executed counterparts of (A) this Amendment, (B) the Company Joinder Agreement, (C) a Subsidiary Guaranty Supplement dated as of the Amendment No. 1 Effective Date substantially in the form attached as Annex B hereto from certain of the Certegy Restricted Companies (other than the Company) such that the Company and its Restricted Subsidiaries shall be in compliance with Section 6.12 of the Credit Agreement and (D) Amendment No. 1 to the Security Agreement dated as of the Amendment No. 1 Effective Date, which sets forth the provisions set forth in Section 6 hereof.

(ii)   such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party;

(iii)  such documents and certifications as the Administrative Agent may reasonably require to evidence that each Certegy Restricted Company is duly organized or formed, validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;

(iv)  opinions of counsel to the Loan Parties, addressed to each Agent and each Lender and in form and substance and with respect to such matters as shall be reasonably satisfactory to the Administrative Agent;

(v)   a certificate signed by a Responsible Officer of the Borrowers certifying as to the satisfaction of the conditions set forth in Section 7(e) and (f) of this Amendment;

(vi)  a certificate attesting to the Solvency of the Loan Parties and the Restricted Subsidiaries (taken as a whole) after giving effect to the Certegy Merger, the Certegy Merger Dividend, this Amendment and each of the other transactions contemplated to occur on the Amendment No. 1 Effective Date from the chief financial officer of the Company; and

(vii) certified copies of the Certegy Merger Agreement and all other material agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request.

(b)           The Borrowers are in compliance with the fee letter executed in connection with this Amendment and all fees and expenses required to be paid on or before the Amendment No. 1 Effective Date shall have been paid in full in cash.

(c)           The Certegy Merger shall simultaneously be consummated in accordance with the terms of the Certegy Merger Agreement (which shall not have been changed or any condition therein waived if such change or waiver would be adverse to the interests of the Lenders without the prior written consent of the Arrangers).

(d)           The Arrangers and the Lenders shall have received the pro forma unaudited consolidated combined financial statements of the Company and its Subsidiaries (including without limitation Solutions, Tax and their Subsidiaries) for the fiscal year ended December 31, 2004 and the pro forma unaudited consolidated combined financial statements of the Company and its Subsidiaries for the two fiscal quarters ending June 30, 2005, each giving pro forma effect to the Certegy Merger, the Certegy Merger Dividend, this Amendment, and each of the other transactions contemplated hereby to occur on the Amendment No. 1 Effective Date as if they had occurred on January 1, 2004 or January 1, 2005, as the case may be.

(e)           The representations and warranties of Holdings, the Tax Restricted Companies and the Solutions Restricted Companies contained in Section 7 of this Amendment, in Article 5 of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(f)            No Event of Default shall exist with respect to Holdings and its Subsidiaries.

SECTION 9.  Miscellaneous.

(a)           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Patrick Farenga
Name: Patrick Farenga
Title: Vice President and Treasurer

FIDELITY NATIONAL TAX SERVICE, INC.

By:	/s/ Patrick Farenga
Name: Patrick Farenga
Title: Vice President

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

By:	/s/ Patrick Farenga
Name: Patrick Farenga
Title: Vice President

BANK OF AMERICA, N.A. as Administrative Agent

By:	/s/ John A. Fulton
Name: John A. Fulton
Title: Vice President